Exhibit 99.1
NEWS RELEASE
TSX: LAC ● NYSE: LAC
www.lithiumamericas.com

Lithium Americas Reports Second Quarter 2025 Results

(All amounts in US$ unless otherwise indicated)

August 14, 2025 – Vancouver, Canada: Lithium Americas Corp. (TSX: LAC) (NYSE: LAC) (“Lithium Americas” or the “Company”) announced that it has filed its Quarterly Report on Form 10-Q, which includes the Company’s consolidated interim financial statements (“Financials”) for the three and six months ended June 30, 2025 (“Q2 2025”), and provided an update on its Thacker Pass lithium project in Humboldt County, Nevada (“Thacker Pass” or the “Project”).

Jonathan Evans, President and Chief Executive Officer of Lithium Americas said, “Major construction is progressing well at Thacker Pass and there is excitement amongst our employees, stakeholders and partners. We continue to focus on de-risking both the project schedule and capital costs. Our teams continue to work toward limiting the effect of any potential tariff or trade disputes on our construction supply chain. We continue to target mechanical completion of Phase 1 in late 2027.”

“Thacker Pass is undergoing noticeable growth every week, and we now have over 300 workers on site. The processing plant area is materializing with the placement of permanent concrete foundations and facility entrances, and building of permanent roads is underway throughout the site. The first shipment of steel arrived in Winnemucca in late July and we expect to begin first steel installation in September. We are excited to see the processing facilities start to take shape and look forward to manufacturing a major source of U.S.-lithium to meet domestic needs”, added Mr. Evans.

Q2 2025 PROJECT AND CONSTRUCTION HIGHLIGHTS

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On April 1, 2025, the Company and General Motors Holdings LLC ("GM") (together, the "Joint Venture (JV) Partners") announced the final investment decision (“FID”) for construction of Phase 1 of Thacker Pass.
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During the quarter ended June 30, 2025, $124.8 million of construction capital costs and other project-related costs were capitalized. As of June 30, 2025, a total of $574.1 million of construction capital costs and other project-related costs have been capitalized.
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The Company has resolved or secured judicial dismissal of all legal and regulatory actions and proceedings, which arose in the ordinary course of resource development. Those resolutions did not materially impact the Company’s financial position or construction schedule. The Company continues to progress major construction at Thacker Pass. Completion of Phase 1 of Thacker Pass is targeted for late 2027.
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Project engineering and procurement continue materially in line with the Project schedule to support construction.
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As of June 30, 2025, detailed engineering is approximately 70% design complete and expected to increase to over 90% design complete by year end 2025. The higher level of detailed engineering at the early stages of construction helps to de-risk execution in terms of Project schedule and cost.
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In April 2025, fabrication of the structural steel to be used to build the facilities at Thacker Pass commenced. First steel installation is targeted to commence in September 2025.
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Manufacturing of long-lead equipment continues to advance with expected delivery in line with the Project schedule.

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The Company has entered into certain long-term purchase agreements related to long-lead equipment, infrastructure and services related to the construction of the processing plant as well as development and mining services at Thacker Pass. To date, approximately $425 million has been committed.
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Major construction at Thacker Pass is progressing, with permanent concrete placement in the processing plant area commencing in early May 2025. Activity at site is focused on key areas to enable peak construction, which is expected in 2026. As of June 30, 2025:
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There were approximately 300 manual craft workers on site, which is expected to increase to approximately 1,000 workers by year end 2025. At peak construction, approximately 1,800 workers are expected on site.
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Structural excavation was underway to support the buildout of facilities and structural elements such as pipe racks.
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Foundation preparation and rebar for concrete for the processing plant facilities continued to progress.
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Construction of permanent roads and entrances to the processing plant facilities were underway.
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Worker break tents were nearing completion.
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Placement of housing modules at the Company’s all-inclusive housing facility for construction workers in Winnemucca (the “Workforce Hub” or “WFH”) is well advanced. Mechanical, electrical and plumbing work is progressing, with first occupancy targeted for the second half of 2025. The completion of the WFH will enable ramp-up in the number of construction workers at site.

Q2 2025 FINANCIAL AND CORPORATE HIGHLIGHTS

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As of June 30, 2025, the Company had $509.1 million in cash and restricted cash.
o
On April 1, 2025, the Company closed the previously announced strategic investment from fund entities managed by Orion Resource Partners LP (collectively, “Orion”), for the development and construction of Phase 1 of Thacker Pass (“Orion Investment”). As part of closing, Orion paid the Company total gross proceeds of $220 million in cash for $195 million of senior unsecured convertible notes (the “Notes”) and $25 million in exchange for payments corresponding to the minerals produced and gross revenue generated by Thacker Pass (the “Production Payment Agreement” or “PPA”).
o
On declaring FID, GM and the Company contributed $100 million and $191.6 million in cash to the JV, respectively.
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On May 15, 2025, the Company established an at-the-market equity program (“ATM Program”) pursuant to which the Company may sell its common shares, no par value, for up to a maximum aggregate $100 million and intends to use the net proceeds for general corporate purposes, which may include funding of corporate and project overhead expenses, financing of capital expenditures, repayment of indebtedness and additions to working capital.
o
As of June 30, 2025, the Company issued and sold 3.361 million common shares at an average price of $2.76 per share pursuant to the ATM Program, for aggregate net proceeds of $8.5 million after sales agent’s commission and other expenses. Subsequent to June 30, 2025, the Company issued and sold 18.103 million common shares at an average price of $3.11 per share pursuant to the ATM Program, for aggregate net proceeds of $55.1 million after sales agent’s commission and other expenses.
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The Company currently expects to make the first draw on the previously announced $2.26 billion loan from the Department of Energy (“DOE” / the “DOE Loan”) sometime in the second half of 2025.
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In advance of first draw, GM has released to the Company the previously announced $195 million letter of credit facility that can be used as collateral to support reserve account requirements under the DOE Loan.
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On July 29, 2025, the Company published an environment, social, governance and safety (“ESG-S”) report, themed “Driving Partnerships to Create Value,” available on the Company’s website. The report includes sustainability performance and progress activities for the period January 1 to December 31, 2024 at the corporate level, Thacker Pass, WFH, Lithium Technical Development Center and the Company’s office locations.

FINANCIALS

Selected consolidated financial information is presented as follows:

(in US$ million except per share information)	Six months ended June 30,
	2025	2024
	$	$
Operating expenses	14.4	12.2
Net loss	24.8	12.8
Loss per share - basic	0.11	0.07

(in US$ millions)	As at June 30, 2025	As at December 31, 2024
	$	$
Cash and restricted cash	509.1	594.2
Total assets	1,339.1	1,044.9
Total long-term liabilities	251.5	41.3

During the six months ended June 30, 2025, net loss increased compared with the net loss for the comparable year-earlier period primarily due to higher transaction costs associated with closing the Orion Investment and advisory fees due upon achieving FID, partially offset by a gain on financial instruments measured at fair value in Q2 2025 compared with a loss on financial instruments measured at fair value in Q2 2024.

At June 30, 2025, total assets increased due mainly to proceeds received pursuant to the Orion Investment, contributions made to the JV by GM upon declaring FID, which was partially offset by payment of accrued liabilities recognized at December 31, 2024, as well as cash used to fund operating costs in the six months ended June 30, 2025. Total liabilities increased mainly due to amounts associated with the Orion Investment which were non-current at June 30, 2025.

This news release should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2025, available on the Company’s issuer profile on EDGAR at www.sec.gov, SEDAR+ at www.sedarplus.ca and on the Company's website at www.lithiumamericas.com.

ABOUT LITHIUM AMERICAS

Lithium Americas is committed to developing Thacker Pass located in Humboldt County in northern Nevada, which hosts the largest known measured lithium resource (Measured and Indicated) and reserve (Proven and Probable) in the world. Thacker Pass is owned by a joint venture between Lithium Americas (holding a 62% interest and is the manager of the Project), and GM (holding a 38% interest). The Company is focused on advancing Phase 1 of Thacker Pass toward production, targeting nominal design capacity of 40,000 tonnes per year of battery-quality lithium carbonate. The Company and its engineering, procurement and construction management contractor, Bechtel, entered into a National Construction Agreement (Project Labor Agreement) with North America’s Building Trades Unions for construction of Thacker Pass. The three-year construction build is expected to create nearly 2,000 direct jobs, including 1,800 skilled contractors. Lithium Americas’ shares are listed on the Toronto Stock Exchange and New York Stock Exchange under the symbol LAC. To learn more, visit www.lithiumamericas.com or follow @LithiumAmericas on social media.

TECHNICAL INFORMATION

The scientific and technical information in this news release has been reviewed and approved by Rene LeBlanc, PhD, SME, Vice President, Growth and Product Strategy of the Company, and a “qualified person” as defined under National Instrument 43-101 and Subpart 1300 of Regulation S-K under the United States Securities Act of 1933, as amended.

FORWARD-LOOKING STATEMENTS

This news release contains “forward-looking information” within the meaning of applicable Canadian securities legislation, and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 (collectively referred to as “forward-looking statements” or “FLS”). All statements, other than statements of historical fact, are FLS and can be identified by the use of statements that include, but are not limited to, words, such as “anticipate,” “plan,” “continue,” “estimate,” “expect,” “may,” “will,” “project,” “predict,” “propose,” “potential,” “target,” “implement,” “schedule,” “forecast,” “intend,” “would,” “could,” “might,” “should,” “believe” and similar terminology, or statements that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved. FLS in this news release includes, but is not limited to: statements relating to the anticipated sources and uses of funds to complete project financing, statements relating to the JV, the DOE Loan and the Orion Investment, including statements regarding satisfaction of draw-down conditions on the DOE Loan and expected timing for first draw-down on the DOE Loan; project de-risking initiatives and the extent to which work to date has de-risked project execution; the expected operations, financial results and condition of the Company; the Company’s future objectives and strategies to achieve those objectives, including the future prospects of the Company; the estimated cash flow, capitalization and adequacy thereof for the Company; the estimated costs of the development of Thacker Pass, including timing, progress, approach, continuity or change in plans, construction, commissioning, milestones, anticipated production and results thereof and expansion plans; cost and expected benefits of the transloading terminal; anticipated timing to resolve, and the expected outcome of, any complaints or claims made or that could be made concerning the permitting process in the United States for Thacker Pass; the timely completion of environmental reviews and related consultations, and receipt or issuance of permits and approvals, in the United States for the Company’s development and resultant operations; capital expenditures and programs; estimates, and any change in estimates, of the mineral resources and mineral reserves at Thacker Pass; development of mineral resources and mineral reserves; the realization of mineral resources and mineral reserves estimates, including whether certain mineral resources will ever be developed into mineral reserves, and information and underlying assumptions related thereto; government regulation of mining operations and treatment under governmental and taxation regimes; the future price of commodities, including lithium; the creation of a battery supply chain in the United States to support the electric vehicle market; the timing and amount of future production, currency exchange and interest rates; the Company’s ability to raise capital; expected expenditures to be made by the Company on Thacker Pass; statements relating to revised capital cost estimates; ability to produce high purity battery grade lithium products; settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production; the timing, cost, quantity, capacity and product quality of production at Thacker Pass; successful development of Thacker Pass, including successful results from the Company’s testing facility and third-party tests related thereto; statements with respect to the expected economics of Thacker Pass, including capital costs, operating costs, sustaining capital requirements, after tax net present value and internal rate of return, pricing assumptions, payback period, sensitivity analyses, net cash flows and life of mine; anticipated job creation and the completion of the Workforce Hub; the expectation that the National Construction Agreement (Project Labor Agreement) with North America’s Building Trades Unions for construction of Phase 1 of Thacker Pass will minimize construction risk, ensure availability of skilled labor, address the challenges associated with Thacker Pass’ remote location and be effective in prioritizing employment of local and regional skilled craft workers, including members of underrepresented communities; the expected workforce development training program being prepared with Great Basin College; the Company’s commitment to sustainable development, minimizing the environmental impact at Thacker Pass and plans for phased reclamation during the life of mine including use benefits of growth media; ability to achieve capital cost efficiencies; as well as other statements with respect to management’s beliefs, plans, estimates and intentions, and similar statements concerning anticipated future events, results, circumstances, performance or expectations that are not historical facts.

FLS involves known and unknown risks, assumptions and other factors that may cause actual results or performance to differ materially. FLS reflects the Company’s current views about future events, and while considered reasonable by the Company as of the date of this news release, are inherently subject to significant uncertainties and contingencies. Accordingly, there can be no certainty that they will accurately reflect actual results. Assumptions and other factors upon which such FLS is based include, without limitation: expectations regarding Phase 2 of Thacker Pass, including financing; the ability of Lithium Nevada LLC (“LN”) to draw-down on the DOE Loan on the anticipated timeline, or at all, and the absence of material adverse events affecting the Company during the construction of the Project; the ability of LN to satisfy all draw-down conditions for the DOE Loan in a timely manner; the ability of the Company to perform conditions and meet expectations regarding the Company’s financial resources and future prospects; the ability to meet future objectives and priorities; a cordial business relationship between the Company and third party strategic and contractual partners; unforeseen technological and engineering problems; changes in general economic and geopolitical conditions, including as a result of regulatory changes by the current presidential administration and potential changes in United States trade policy, including the imposition of tariffs, import or export restrictions, or other trade barriers or retaliatory measures by foreign or domestic governments and the resulting consequences on, among other things, the extractive resource industry, the green energy transition and the electric vehicle market; uncertainties inherent to feasibility studies in the NI 43-101 Technical Report and S-K 1300 Technical Report and mineral resource and mineral reserve estimates; the mine processing facilities, based on the results of the testing facility and third-party tests, performing as expected; the ability of the Company to secure sufficient additional financing, advance and develop Thacker Pass, and to produce battery grade lithium; the respective benefits and impacts of Thacker Pass when production operations commence; settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production; the Company’s ability to operate in a safe and effective manner, and without material adverse impact from the effects of climate change or severe weather conditions; uncertainties relating to receiving and maintaining mining, exploration, environmental and other permits or approvals in Nevada; demand for lithium, including that such demand is supported by growth in the electric vehicle market and lithium-ion battery market; current technological trends; the impact of increasing competition in the lithium business, and the Company’s competitive position in the industry; continuing support of local communities and the Fort McDermitt Paiute and the Shoshone Tribe in relation to Thacker Pass, and continuing constructive engagement with these and other stakeholders, including any expected benefits of such engagement; risks related to cost, funding and regulatory authorizations to develop the Workforce Hub; the stable and supportive legislative, regulatory and community environment in the jurisdictions where the Company operates; impacts of inflation, deflation, currency exchange rates, interest rates and other general economic and stock market conditions; the impact of unknown financial contingencies, including litigation costs, environmental compliance costs and costs associated with the impacts of climate change, on the Company’s operations; increased attention to environmental, social, governance and safety and sustainability-related matters; risks related to the Company’s public statements with respect to such matters that may be subject to heightened scrutiny from public and governmental authorities related to the risk of potential “greenwashing,” (i.e., misleading information or false claims overstating potential sustainability-related benefits); risks that the Company may face regarding potentially conflicting initiatives from certain U.S. state or other governments; estimates of and unpredictable changes to the market prices for lithium products; development and construction costs for Thacker Pass, and costs for any additional exploration work at the Project; estimates of mineral resources and mineral reserves, including whether mineral resources not included in mineral reserves will be further developed into mineral reserves; some of the modifying factors used to convert mineral resources to mineral reserves may change materially, and could materially impact the mineral reserve estimate; reliability of technical data; anticipated timing and results of exploration, development and construction activities, including the impact of ongoing supply chain disruptions and availability of equipment and supplies on such timing; timely responses from governmental agencies responsible for reviewing and considering the Company’s permitting activities at Thacker Pass; availability of technology, including low carbon energy sources and water rights, on acceptable terms to advance Thacker Pass; government regulation of mining operations and mergers and acquisitions activity, and treatment under governmental, regulatory and taxation regimes; ability to realize expected benefits from investments in or partnerships with third parties; accuracy of development budgets and construction estimates; that the Company will meet its future objectives and priorities; that the Company will have access to adequate capital to fund its future projects and plans; that such future projects and plans will proceed as anticipated; compliance by LN and GM with terms of the JV agreements and the ability of LN and GM to continue to fund their share of funding obligations for Thacker Pass; the lack of any material disputes or disagreements between LN and GM; the regulation of the mining industry by various governmental agencies; as well as assumptions concerning general economic and industry growth rates, commodity prices, resource estimates, currency exchange and interest rates and competitive conditions. Although the Company believes that the assumptions and expectations reflected in such FLS are reasonable, the Company can give no assurance that these assumptions and expectations will prove to be correct.

Readers are cautioned that the foregoing lists of factors are not exhaustive. There can be no assurance that FLS will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. As such, readers are cautioned not to place undue reliance on this information, and that this information may not be appropriate for any other purpose, including investment purposes. The Company’s actual results could differ materially from those anticipated in any FLS as a result of the risk factors set out herein, and in the Company’s other continuous disclosure documents available on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov. Readers are further cautioned to review the full description of risks, uncertainties and management’s assumptions in the aforementioned documents and other disclosure documents available on SEDAR+ and on EDGAR.

The Company expressly disclaims any obligation to update FLS as a result of new information, future events or otherwise, except as and to the extent required by applicable securities laws. Forward-looking financial information also constitutes FLS within the context of applicable securities laws and as such, is subject to the same risks, uncertainties and assumptions as are set out in the cautionary note above.

INVESTOR CONTACT

Virginia Morgan, VP, IR and ESG

+1-778-726-4070

ir@lithiumamericas.com